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                                 Exhibit 23.1



                             NEUMAN & DRENNEN, LLC
                         5445 DTC Parkway, Penthouse 4
                           Englewood, Colorado 80111
                          Telephone:  (303) 221-4700
                          Facsimile:  (303) 448-3454



December 17, 1999


FirstLink Communications, Inc.
190 SW Harrison Street
Portland, Oregon 97201

Re:  Post-Effective Amendment No. 1 to Form SB-2 on Form S-3

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed as Exhibit 5.1 of the Registration Statement on Form S-3 with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by FirstLink Communications, Inc., an Oregon corporation, (the "Company").

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,



                                   David H. Drennen